UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 16, 2010
INTERNATIONAL LEASE FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400 Los Angeles, California (Address of Principal Executive Offices)	90067 (Zip Code)
(310) 788-1999
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Amendment to $2,500,000,000 Revolving Credit Facility
On April 16, 2010, International Lease Finance Corporation, as borrower (the “Company”), entered into Amendment No. 1 (the “First Amendment”) to its existing $2,500,000,000 five-year revolving credit facility, dated October 13, 2006, among the Company, the financial institutions party thereto and Citicorp USA, Inc., as agent (the “Existing 2006 Credit Facility”, as amended by the First Amendment, the “Amended 2006 Credit Facility”). On the same date, a direct newly formed wholly owned subsidiary of the Company (“Holdco I”) and certain direct newly formed wholly owned subsidiaries of Holdco I (together with any other direct wholly-owned subsidiaries of Holdco I established hereafter, the “Parent Holdcos”), entered into a Security and Guarantee Agreement (the “Security and Guarantee Agreement”) pursuant to which certain loans under the Amended 2006 Credit Facility will be guaranteed by Holdco I and the Parent Holdcos (collectively, the “Guarantors”) and secured as described herein.
Pursuant to the Amended 2006 Credit Facility, subject to the Collateralization Requirement (as defined below), lenders holding $2,155,000,000 of the loans under the Existing 2006 Credit Facility (such lenders, the “Electing Lenders”) agreed to, among other things, (i) extend the scheduled maturity date of their existing loans by one year to October 13, 2012 (the “Electing Lender Loans”) and (ii) increase the Company’s permitted secured indebtedness basket under the Amended 2006 Credit Facility from 12.5% to 35% of Consolidated Tangible Net Assets (as defined in the Amended 2006 Credit Facility). Each of the Electing Lenders will receive (i) an upfront fee in an amount equal to 50 basis points of its Electing Lender Loans and (ii) a fee in an amount equal to 150 basis points per annum on its Electing Lender Loans payable on each interest payment date under the Amended 2006 Credit Facility.
Pursuant to the Security and Guarantee Agreement, the Electing Lender Loans will be guaranteed by the Guarantors and will be secured by a lien on the equity interests of each Parent Holdco and their respective subsidiaries, including direct wholly owned subsidiaries of a Parent Holdco (the “Pledged SPEs”) which will own aircraft that have been identified and approved for transfer to the Pledged SPEs (the “Designated Aircraft Pool”). The Designated Aircraft Pool, subject to certain substitution rights, consists of a portfolio of 139 aircraft and all related equipment and leases, with an average appraised current market value calculated as provided under the Amended 2006 Credit Facility (the “Appraised Value”) of approximately $3,787,000,000. The collateral to be pledged under the Security and Guaranty Agreement will also include a pledge of certain intercompany indebtedness held by the Guarantors and a cash collateral account of Holdco I that may be funded as provided under the Amended 2006 Credit Facility. None of the Pledged SPEs will guaranty any loans under the Amended 2006 Credit Facility.
The Amended 2006 Credit Facility requires that eligible aircraft from the Designated Aircraft Pool with an Appraised Value of not less than 133% of the principal amount of the Electing Lender Loans (such Appraised Value, the “Required Collateral Amount”) be owned by the Pledged SPEs on or prior to the twelve month anniversary of the effective date of the First Amendment (the “Collateralization Requirement”). In addition, the Amended 2006 Credit Facility also requires, subject to the Company’s right to post cash collateral to the cash collateral account in the amount of any shortfall, that (i) one third of the Collateralization Requirement be satisfied on or prior to the six month anniversary of the First Amendment effective date and (ii) two-thirds of the Collateralization Requirement be satisfied on or prior to the nine month anniversary of the First Amendment effective date. In addition, after the Collateralization Requirement is satisfied, the Amended 2006 Credit Facility includes an ongoing requirement, tested periodically, that the Appraised Value of the eligible aircraft owned by the Pledged SPEs must be equal to or greater than 100% of the Required Collateral Amount, subject to the Company’s right to transfer an additional eligible aircraft to the Pledged SPE or ratably prepay the Electing Lender Loans.
As mentioned above, upon satisfaction of the Collateralization Requirement, the Company’s permitted secured indebtedness basket will be increased from 12.5% to 35% of its Consolidated Tangible Net Assets. In addition, the Amended 2006 Credit Facility permits, among other things, liens securing (i) the loans under the Amended 2006 Credit Facility, (ii) certain funded term loans, in an aggregate principal amount not to exceed $500,000,000, outstanding on the effective date of the First Amendment (collectively, the “Other Term Loans”) and (iii) certain additional secured indebtedness; provided that the Company must use any net cash proceeds from such additional secured indebtedness to prepay the obligations under the Amended 2005 Credit Facility (as defined below) or prepay the Other Term Loans and the Amended 2005 Credit Facility in equal principal amounts.
The Amended 2006 Credit Facility and the Security and Guaranty Agreement also contain, among other things, limitations on the Company and its subsidiaries’ ability to transfer the equity interests of the Guarantors and the Pledged SPEs, limits the Guarantors and the Pledged SPEs’ ability to engage in certain activities, including the incurrence of debt or liens (subject to certain exceptions), and prohibits the Guarantors and the Pledged SPEs from engaging in any activities other than those permitted by the Amended 2006 Credit Facility and the Security and Guaranty Agreement.
Amendment to $2,000,000,000 Revolving Credit Facility
On April 16, 2010, the Company entered into an Amendment (the “2005 Amendment”) to its existing $2,000,000,000 five-year revolving credit facility, dated October 14, 2005, among the Company, the financial institutions party thereto and Citicorp USA, Inc., as agent (the “Existing 2005 Credit Facility,” as amended by Amendment No. 1 dated as of October 13, 2006 and the 2005 Amendment, the “Amended 2005 Credit Facility”).
The Amended 2005 Credit Facility permits, among other things, liens securing (i) the loans under the Amended 2006 Credit Facility, (ii) the Other Term Loans, and (iii) certain additional secured indebtedness; provided that the Company must use any net cash proceeds from such additional secured indebtedness to prepay the obligations under the Amended 2005 Credit Facility or prepay the Other Term Loans and the Amended 2005 Credit Facility in equal principal amounts.
Item 7.01 Regulation FD Disclosure
On April 19, 2010, ILFC issued a press release announcing the First Amendment and the 2005 Amendment. The press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibit is included with this report and is being furnished solely for purposes of Item 7.01 of this Form 8-K:

Exhibit No.	Description

99.1	Press release issued by International Lease Finance Corporation, dated April 19, 2010.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Fred S. Cromer
Fred S. Cromer
Chief Financial Officer

DATED: April 19, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by International Lease Finance Corporation, dated April 19, 2010.